EXHIBIT 4.9




                         CLASS C GLOBAL NOTE CERTIFICATE

                                                            CUSIP:   38405V AC 6

                                                            ISIN:   US38405VAC63

IF THIS NOTE CERTIFICATE IS REGISTERED IN THE NAME OF CEDE & CO. (OR SUCH OTHER PERSON AS MAY BE NOMINATED BY THE DEPOSITORY TRUST COMPANY ("DTC") FOR THE PURPOSE) (COLLECTIVELY, "CEDE & CO.") AS NOMINEE FOR DTC, THEN, UNLESS THIS NOTE CERTIFICATE IS PRESENTED BY AN AUTHORISED REPRESENTATIVE OF DTC TO THE ISSUER OR ITS AGENT FOR REGISTRATION OR TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE
CERTIFICATE ISSUED UPON REGISTRATION OF TRANSFER OR EXCHANGE OF THIS NOTE CERTIFICATE IS REGISTERED IN THE NAME OF CEDE & CO. (OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORISED REPRESENTATIVE OF DTC) AND ANY PAYMENT HEREUNDER IS MADE TO CEDE & CO. (OR, AS THE CASE MAY BE, SUCH OTHER PERSON), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER HEREOF, CEDE & CO. (OR, AS THE CASE MAY BE, SUCH OTHER PERSON), HAS AN INTEREST HEREIN.

                      GRACECHURCH CARD FUNDING (NO. 7) PLC
                   (incorporated with limited liability under
                         the laws of England and Wales)

                                   $37,500,000

                CLASS C FLOATING RATE ASSET-BACKED NOTES DUE 2007

                         CLASS C GLOBAL NOTE CERTIFICATE

1.      Introduction

        This Class C Global Note Certificate is issued in respect of the $37,500,000 Class C Floating Rate Asset-Backed Notes due 2007 (the "CLASS C NOTES") of Gracechurch Card Funding (No.7) PLC (the "ISSUER"). The Class C Notes are constituted by, are subject to, and have the benefit of, a trust deed dated [2] December 2004 (as amended or supplemented from time to time, the "TRUST DEED") between the Issuer and The Bank of New York as trustee (the "TRUSTEE", which expression includes all persons for the time being appointed trustee or trustees under the Trust Deed) and are the subject of a Paying Agency and Agent Bank Agreement dated [2] December 2004 (as amended or supplemented from time to time, the "PAYING AGENCY AND AGENT BANK AGREEMENT") and made between the Issuer, The Bank of New York as registrar (the "REGISTRAR", which expression includes any successor registrar appointed from time to time in connection with the Class C Notes), The Bank of New York as principal

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        paying  agent,  the other paying  agents and the  transfer  agents named therein and the Trustee.

2.      References to Conditions

        Any reference herein to the "CONDITIONS" is to the terms and conditions of the Class C Notes attached hereto and any reference to a numbered "CONDITION" is to the correspondingly numbered provision thereof.

3.      Registered holder

        This is to certify that:

                                   CEDE & CO.

        is the person registered in the register maintained by the Registrar in relation to the Class C Notes (the "REGISTER") as the duly registered holder (the "HOLDER") of the Class C Notes represented from time to time by this Class C Global Note Certificate.

4.      Promise to pay

        The Issuer, for value received, hereby promises to pay to the Holder such principal sum as is noted in the records of the custodian for The Depository Trust Company (the "DTC CUSTODIAN" and "DTC", respectively) as being the principal amount of this Class C Global Note Certificate for the time being on the Interest Payment Date in November 2009 or on such earlier date or dates as the same may become payable in accordance with the Conditions, and to pay interest on such principal sum in arrear on the dates and at the rate specified in the Conditions, together with any additional amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions.

5.      Transfers in whole

        Transfers of this Class C Global Note Certificate shall be limited to transfers in whole, but not in part, to nominees of DTC or to a successor of DTC or to such successor's nominee.

6.      Exchange for Class C Individual Note Certificates

        This Class C Global Note Certificate will be exchanged in whole (but not in part) for duly authenticated and completed individual note certificates ("CLASS C INDIVIDUAL NOTE Certificates") in substantially the form (subject to completion) set out in the Sixth Schedule (Form of Class C Individual Note Certificate) to the Trust Deed if any of the following events occurs:

        (a) the Notes become immediately due and repayable by reason of an Event of Default; or

        (b) DTC at any time notifies the Issuer that it is at any time unwilling or unable to hold the Global Note Certificates or is unwilling or unable to continue as or

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               has ceased to be, a clearing agency  registered  under the United
               States Securities and Exchange Act of 1934 and in each case the Issuer is unable to locate a qualified successor within 90 days of receiving such notification;

               Such exchange shall be effected in accordance with paragraph 7 (Delivery of Class C Individual Note Certificates) below. The Issuer shall notify the Holder of the occurrence of any of the events specified in paragraph (a) and (b) above as soon as practicable thereafter.

7.      Delivery of Class C Individual Note Certificates

        Whenever this Class C Global Note Certificate is to be exchanged for Class C Individual Note Certificates, such Class C Individual Note Certificates shall be issued in an aggregate principal amount equal to the principal amount of this Class C Global Note Certificate within five business days of the delivery, by or on behalf of the Noteholders, DTC, Euroclear and/or Clearstream, Luxembourg, to the Registrar of such information as is required to complete and deliver such Class C Individual Note Certificates (including, without limitation, the names and addresses of the persons in whose names the Class C Individual Note Certificates are to be registered and the principal amount of each such person's holding) against the surrender of this Class C Global Note Certificate at the Specified Office (as defined in the Conditions) of the Registrar. Such exchange shall be effected in accordance with the provisions of the Paying Agency and Agent Bank Agreement and the regulations concerning the transfer and registration of Class C Notes scheduled thereto (if any) and, in particular, shall be effected without charge to any Holder or the Trustee, but against such indemnity as the Registrar may require in respect of any transfer tax, governmental charge or any cost or expense relating to insurance, postage, transportation or any similar charge in connection with the delivery of such Individual Note Certificates, which will be the sole responsibility of the Issuer. No service charge will be made for any registration of transfer or exchange of any Individual Note Certificate. In this paragraph, "BUSINESS DAY" means a day on which commercial banks are open for business (including dealings in foreign currencies) in the city in which the Registrar has its Specified Office.

8.      Conditions apply

        Save as otherwise provided herein, the Holder of this Class C Global Note Certificate shall have the benefit of, and be subject to, the Conditions and, for the purposes of this Class C Global Note Certificate, any reference in the Conditions to "NOTE CERTIFICATE" or "NOTE CERTIFICATES" shall, except where the context otherwise requires, be construed so as to include this Class C Global Note Certificate.

9.      Notices

        Notwithstanding Condition 14 (Notices), so long as this Class C Global Note Certificate is held on behalf of DTC or any other clearing system (an "ALTERNATIVE CLEARING SYSTEM"), notices to Holders of Class C Notes represented by this Class C

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

        Global Note Certificate may be given by delivery of the relevant notice to DTC or (as the case may be) such Alternative Clearing System.

10.     Legends

        The statements set out in the legends above are an integral part of this Class C Global Note Certificate and, by acceptance hereof, each Holder of this Class C Global Note Certificate agrees to be subject to and bound by such legends.

11.     Determination of entitlement

        This Class C Global Note Certificate is evidence of entitlement only and is not a document of title. Entitlements are determined by the Register and only the Holder is entitled to payment in respect of this Class C Global Note Certificate.

12.     Authentication

        This Class C Global Note Certificate shall not be valid for any purpose until it has been authenticated for and on behalf of The Bank of New York as registrar.

13.     Governing law

        This Class C Global Note Certificate is governed by, and shall be construed in accordance with, English law.

AS WITNESS the manual or facsimile signature of a duly authorised person on behalf of the Issuer.

GRACECHURCH CARD FUNDING (NO. 7) PLC

By:      ..............................
         [manual or facsimile signature]
         (duly authorised)

ISSUED as of [issue date]



AUTHENTICATED for and on behalf of
The Bank of New York
as registrar without recourse, warranty
or liability

By:      ..............................
         [manual signature]
         (duly authorised)

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                                FORM OF TRANSFER

FOR VALUE  RECEIVED  ...................................................,  being the registered holder of this Class C Global Note Certificate,  hereby transfers
to..............................................................................
................................................................................
of..............................................................................
.................................................................................
.................................................................................
...................................................,

$  .....................................  in principal amount of the $37,500,000
Class C Asset-Backed Floating Rate Notes due 2007 (the "CLASS C NOTES") of Gracechurch Card Funding (No. 7) PLC (the "ISSUER") and irrevocably requests and authorises The Bank of New York, in its capacity as registrar in relation to the Class C Notes (or any successor to The Bank of New York, in its capacity as such) to effect the relevant transfer by means of appropriate entries in the register kept by it.


Dated:   .......................................



By:      .......................................
         (duly authorised)



NOTES

(a) The name of the person by or on whose behalf this form of transfer is signed must correspond with the name of the registered holder as it appears on the face of this Class C Global Note Certificate.

(b) A representative of such registered holder should state the capacity in which he signs, e.g. executor.

(c) The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Registrar may require.

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




            [Terms and Conditions as set out in the Seventh Schedule]

        PRINCIPAL PAYING AGENT                  REGISTRAR, NEW YORK PAYING AGENT
                                                       AND TRANSFER AGENT

         THE BANK OF NEW YORK                          THE BANK OF NEW YORK
          ONE CANADA SQUARE                               ONE WALL STREET
            LONDON E14 5AL                                   NEW YORK
                  UK                                         NEW YORK
                                                             USA 10286


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